UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Polomar Health Services, Inc.

(Name of registrant in its charter)

Nevada	000-56555	86-1006313
(State or jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

10940 Wilshire Boulevard, Suite 1500

Los Angeles, CA 90024

(Address of principal executive offices)

212-245-3413

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2024 (the “Original Form 10-Q”) of Polomar Health Services, Inc. (the “Company”), the Company received a Securities and Exchange Commission (“SEC”) comment letter issued in the ordinary course of the SEC’s review of the Company’s periodic filings (the “Comment Letter”).

As a result of the Comment Letter, the Company concluded that the accounting treatment relating to the Company’s September 30, 2024 acquisition of Polomar Specialty Pharmacy, LLC, a Florida limited liability company (“Polomar”), whereby, among other things, the Company acquired 100% of Polomar in exchange for the issuance of shares of the Company’s common stock, and Polomar became the wholly-owned subsidiary of the Company (the “Acquisition”), as previously disclosed in the Original Form 10-Q, should no longer be relied upon. The accounting treatment relating to the Acquisition as disclosed in the Original Form 10-Q provided that the Acquisition was a reverse merger with Polomar as the “accounting acquirer” and the Company as the “legal acquirer”, and accordingly the Company accounted for the transaction as a business combination. Instead, the Company and its Board of Directors (the “Board”), determined that the Acquisition was a recapitalization.

As a result, the reclassification is expected to materially impact the Company’s previously reported balance sheets and statements of stockholders deficit in the Original Form 10-Q, and investors are cautioned not to rely on the balance sheets and statements of stockholders deficit included in the Original Form 10-Q.

The reclassification from business combination to recapitalization does not affect the Company’s net loss, stockholders’ equity, basic or diluted earnings per share, cash flow or any non-GAAP financial measures used by the Company to measure performance, generate operating plans or make strategic decisions for the allocation of capital.

The Company as soon as practicable will correct the errors by filing an amendment to the Original Form 10-Q and restating its financial statements for the three and nine months ended September 30, 2024.

The Company and its management have discussed with its independent registered public accounting firm, GreenGrowth CPA LLP (“GreenGrowth”), the matters disclosed in this filing and has provided GreenGrowth with a copy of the disclosure in this Item 4.02.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements include, but are not limited to statements regarding the Company’s plans to amend and restate the Company’s financial statements for the three and nine months ended September 30, 2024. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties disclosed in the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2023, and any subsequently filed report by the Company, as filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit Number	Description of Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLOMAR HEALTH SERVICES, INC.

Date: March 5, 2025	By:	/s/ Terrence M. Tierney
	Name:	Terrence M. Tierney
	Title:	President and Chief Financial Officer